UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2024

CytoDyn Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-49908	83-1887078
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Main Street, Suite 660

Vancouver, Washington 98660

(Address of principal executive offices, including zip code)

(360) 980-8524

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

A copy of a press release issued by the Company on July 9, 2024 is furnished as exhibit 99.1.

Item 8.01 Other Events.

On July 2, 2024, CytoDyn Inc. (the “Company”) and Amarex Clinical Research, LLC (“Amarex”), the Company’s former clinical research organization (“CRO”), entered into an agreement settling a lawsuit filed by the Company in October 2021 (the “Settlement Agreement”).

The terms of the Settlement Agreement include: (i) the payment by Amarex of $12,000,000 to the Company, of which $10,000,000 was paid on execution of the Settlement Agreement and the balance will be paid on or before July 2, 2025; (ii) the release of the Company’s surety bond posted in the lawsuit and the return of the Company’s cash collateral in the amount of $6,500,000 provided as security to the surety; (iii) the crediting of all amounts claimed by Amarex as due and payable for its CRO services, totaling approximately $14,000,000, against the Company’s outstanding balance, reducing the balance to zero, with no funds required to be paid by the Company; and (iv) a mutual release of claims, resolving all legal claims between the parties.

Under the original services agreement between the parties, from 2014 to 2021, Amarex provided clinical trial management services to the Company and managed numerous clinical studies of the Company’s drug product candidate, leronlimab.

Item 9.01 Financial Statements and Exhibits.

The following exhibit is furnished as part of this report.

Exhibit Number Description

99.1	Press release dated July 9, 2024
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within in the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYTODYN INC.

Date: July 9, 2024	By	/s/ Mitchell Cohen
Mitchell Cohen
Interim Chief Financial Officer